UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 7, 2018

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1573 Mallory Lane, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 221-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Committee Appointment of Directors

On September 10, 2018, Quorum Health Corporation (the “Company”) filed a Current Report on Form 8-K announcing the appointment of each of Jon H. Kaplan and William Paul Rutledge to the Company’s Board of Directors (the “Board”) on September 7, 2018. As of the filing of the original report, the Board had not determined the committee assignments or the compensation arrangements for Mr. Kaplan and Mr. Rutledge. On September 28, 2018, the Board appointed Mr. Kaplan to serve as a member of the Audit and Compliance Committee and the Compensation Committee, and appointed Mr. Rutledge to serve as a member of the Compensation Committee and the Patient Safety and Quality of Care Committee.

Each of Mr. Kaplan and Mr. Rutledge will receive pro-rated cash compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the caption “Non-Employee Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2018. Each of Mr. Kaplan and Mr. Rutledge will also receive a grant of 20,630 shares of restricted stock pursuant to the Company’s 2016 Stock Award Plan. These restricted stock awards fully vest on March 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2018	QUORUM HEALTH CORPORATION (Registrant)

	By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine Executive Vice President and Chief Financial Officer (principal financial officer)